SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

 Date of report (Date of earliest event reported): June 22, 2001 (June 15, 2001)

                      PARADISE MUSIC & ENTERTAINMENT, INC.
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             (Exact name of registrant as specified in its charter)

           DELAWARE                    001-12635                 13-3906452
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 (State or other jurisdiction         (Commission            (IRS Employer of
        incorporation)                File Number)           Identification No.)

                  53 West 23rd Street, New York, New York 10010
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               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (212) 590-2100

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          (Former name or former address, if changed since last report)

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      ITEM 2. Acquisition or Disposition of Assets

      In a press release dated June 22, 2001 (attached hereto as Exhibit 99.1) Paradise Music & Entertainment, Inc. (the "Company" or "Registrant"), a Delaware corporation, and iball Media, Inc. ("iball"), a Colorado corporation, announced that each had signed the Agreement and Plan of Merger agreement on June 15, 2001, whereby iball is to merge with and into a wholly-owned, direct subsidiary of Paradise. In connection with the merger, iball shareholders will receive 9,390,000 restricted shares of Paradise common stock. As of the signing date, Paradise had 11,127,984 shares of common stock issued and outstanding.

      The completion of the merger is contingent upon customary closing conditions, as well as (i) approval of the transaction by iball's shareholders; and (ii) approval of the transaction by the Independent Committee of the Paradise Board of Directors based upon its receipt of a favorable fairness opinion letter from Orchard Partners, Inc., which was retained for this purpose.

      A copy of the Agreement and Plan of Merger is attached hereto as Exhibit
2.1 and is hereby incorporated by reference. The description of the Merger Agreement contained herein is qualified in its entirety by reference to the full text of Exhibit 2.1.

      ITEM 7. Financial Statements and Exhibits

      (a)   Financial Statements of Business Acquired.

                  Financial statements are not included in this Current Report on Form 8-K. The required financial information will be filed by amendment to this Form 8-K as soon as practicable, but not later than August 29, 2001.

      (b)   Pro Forma Financial Information.

                  Pro-Forma Financial information is not included in this
            Current Report on Form 8-K. The required financial information will be filed by amendment to this Form 8-K as soon as practicable, but not later than August 29, 2001.

      (c)   List of Exhibits.

            2.1 Agreement and Plan of Merger dated June 15, 2001, by and between the Company, ib Acquisition Corp., and iball Media, Inc.

            99.1 Press Release relating to the signing of the definitive merger agreement issued by the Company on June 22, 2001.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

              Paradise Music & Entertainment, Inc.


              By: /s/ Kelly Hickel
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                  Kelly Hickel, Chairman and President


Date: June 21, 2001